Exhibit 15.1

Awareness Letter of Independent Registered Public Accounting Firm

The Board of Directors

TD Ameritrade Holding Corporation

We are aware of the incorporation by reference in the following Registration Statements of TD Ameritrade Holding Corporation:

(1)	Registration Statement (Form S-8 No. 333-132016)
(2)	Registration Statement (Form S-8 No. 333-105336)
(3)	Registration Statement (Form S-8 No. 333-99481)
(4)	Registration Statement (Form S-8 No. 333-99353)
(5)	Registration Statement (Form S-8 No. 333-86164)
(6)	Registration Statement (Form S-8 No. 333-77573) pertaining to the Associates’ 401(k) Profit Sharing Plan and Trust
(7)	Registration Statement (Form S-8 No. 333-160073)
(8)	Registration Statement (Form S-3 No. 333-87999)
(9)	Registration Statement (Form S-3 No. 333-163211)
(10)	Post Effective Amendment No. 1 to Registration Statement Number 333-88632 on Form S-3 to Form S-4

of our report dated February 7, 2012 relating to the unaudited condensed consolidated interim financial statements of TD Ameritrade Holding Corporation that are included in its Form 10-Q for the quarter ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

February 7, 2012